UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant     [x]

Filed by a Party other than the Registrant     [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[x] Definitive Proxy Statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to §240.14a-12

CONTANGO ORE, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[x]           No fee required.

[  ]           Fee paid previously with preliminary materials.

[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONTANGO ORE, INC.

3700 Buffalo Speedway, Suite 925

Houston, Texas 77098

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 NOVEMBER 10, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Contango ORE, Inc., which will be held virtually on Thursday, November 10, 2022  at 11:00 a.m., Central Time.

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be held on November 10, 2022

Via Live Webcast at https://meetnow.global/MCCZ67C

In accordance with rules issued by the Securities and Exchange Commission, you may access the Notice of Annual Meeting of Stockholders, our 2022 Proxy Statement and our Annual Report at http://www.contangoore.com

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect our Board of Directors to serve until the annual meeting of stockholders in 2023;
(2)	To approve the Second Amendment to the Amended and Restated 2010 Equity Compensation Plan:
(3)	To ratify the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2023;
(4)	To conduct a non-binding, advisory vote to approve the compensation of the Company’s named executive officers;
(5)	To approve the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4; and
(6)	To conduct any other business that is properly raised at the Annual Meeting or any adjournment thereof.

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference.

Stockholders who owned shares of Contango ORE, Inc.’s common stock, par value $0.01 per share, at the close of business on September 30, 2022 are entitled to receive notice of and to attend and vote at the Annual Meeting via live webcast online at https://meetnow.global/MCCZ67C. Stockholders will need their 15-digit control number provided on their proxy card or voting instructions form to vote while attending the meeting online. Stockholders who attend the virtual meeting with their 15-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 15-digit control number, you must contact your brokerage firm, bank, or other financial institution for instructions to access the Annual Meeting. If you do not have your 15-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote or otherwise participate.

As a stockholder of Contango ORE, Inc., you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)  You may sign and return the enclosed proxy card in the accompanying envelope;

(2)  You may vote over the Internet at the address shown on your proxy card; or

(3)  You may vote by telephone using the phone number shown on your proxy card.

Whether or not you plan to attend the Annual Meeting virtually, please date, sign and return the enclosed proxy card promptly or vote over the telephone or Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting, you can revoke your proxy and vote virtually. If you have any questions, please contact us through our website at www.contangoore.com, call us at (713) 877-1311, or write us at 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098.

By order of the Board of Directors,

/s/ Brad Juneau
Brad Juneau

Chairman and Director

Houston, Texas
October 4, 2022

CONTANGO ORE, INC.

3700 Buffalo Speedway, Suite 925

Houston, Texas 77098

_____________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

November 10, 2022

____________________

To our Stockholders:

The Board of Directors (the “Board”) of Contango ORE, Inc., a Delaware corporation (the “Company” or “CORE”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 10, 2022 at 11:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting by visiting https://meetnow.global/MZJUMJX. There will not be a physical meeting location, and you will not be able to attend the Annual Meeting in person.

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be held on November 10, 2022

Via Live Webcast at https://meetnow.global/MCCZ67C

In accordance with rules issued by the Securities and Exchange Commission, you may access the Notice of Annual Meeting of Stockholders, our 2022 Proxy Statement and our Annual Report at http://www.contangoore.com

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect members of our Board of Directors to serve until the annual meeting of stockholders in 2023 (“Proposal 1”);
(2)	To approve the Second Amendment to the Amended and Restated 2010 Equity Compensation Plan (“Proposal 2”);
(3)	To ratify the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2023 (“Proposal 3”);
(4)	To conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Proposal 4”);
(5)	To approve the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4 (“Proposal 5”); and
(6)	To conduct any other business that is properly raised at the Annual Meeting or any adjournment thereof.

Stockholders who owned shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on September 30, 2022 are entitled to receive notice of and to attend and vote at the Annual Meeting via live webcast online at https://meetnow.global/MCCZ67C. Stockholders will need their 15-digit control number provided on their proxy card or voting instructions form to vote while attending the meeting online. Stockholders who attend the virtual meeting with their 15-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 15-digit control number, you must contact your brokerage firm, bank, or other financial institution for instructions to access the Annual Meeting. If you do not have your 15-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote or otherwise.

As a stockholder of the Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)  You may sign and return the enclosed proxy card in the accompanying envelope;

(2)  You may vote over the Internet at the address shown on your proxy card; or

(3)  You may vote by telephone using the phone number shown on your proxy card.

We are distributing this Proxy Statement to you on or about  October 7, 2022, together with the accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2022, as filed with the SEC on August 31, 2022 (the “Annual Report”).

We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided, or you may vote over the telephone or Internet by following the instructions on the proxy card or other enclosed proxy material.

QUESTIONS AND ANSWERS

The Annual Meeting.

1.	Q:	Who is asking for my proxy?

A:

Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or executives may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or executives solicit proxies, they will not be specially compensated. The Company will pay all costs and expenses of this proxy solicitation.

2.	Q.	What are stockholders being asked to vote on?

	A:	At our Annual Meeting, stockholders will be asked to vote:

•	to elect the members of our Board to serve until the annual meeting of stockholders in 2023;

•	to approve the Second Amendment to the Amended and Restated 2010 Equity Compensation Plan;

•	to ratify the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2023;

•	to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

•	to approve the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4; and

•	on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.	Q.	Who is entitled to vote?

A:

Holders of record of issued and outstanding shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), who owned such shares at the close of business on September 30, 2022 (the “Record Date”), may vote at the meeting.  As of the Record Date, the Company had outstanding 6,774,590 shares of Common Stock.

4.	Q:	How many shares may vote at the Annual Meeting?

	A:	Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date.

5.	Q:	How do I vote my shares?

A:

A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

▪	Vote for, or withhold authority to vote for, each nominee for director;

▪	Vote for or against, or abstain from voting on, the approval of the Second Amendment to the Amended and Restated 2010 Equity Compensation Plan

▪	Vote for or against, or abstain from voting on, the ratification of the appointment of Moss Adams LLP as independent public accountants for the fiscal year ending June 30, 2023;

▪	Vote for or against, or abstain from voting on, the approval, on a non-binding advisory basis, of the compensation of our named executive officers;

▪	Vote for or against, or abstain from voting on, the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4.

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The persons named as proxy on the proxy card are Brad Juneau, the Company’s Chairman and Director, and Rick Van Nieuwenhuyse, the Company's President, Chief Executive Officer, and Director. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Juneau’s and Mr. Van Nieuwenhuyse's names and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would be required to sign the proxy card and deliver it to the person named as his or her proxy, and that person would be required to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Juneau, or Mr. Van Nieuwenhuyse, each named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

▪	FOR the election of each nominee for director;

▪	FOR the approval of the Second Amendment to the Amended and Restated 2010 Equity Compensation Plan;

▪	FOR the ratification of the appointment of Moss Adams LLP as independent public accountants for the fiscal year ending June 30, 2023;

▪	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

▪	FOR the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4; and

▪	At the discretion of Mr. Juneau or Mr. Van Nieuwenhuyse, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.	Q:	How does the Board recommend I vote?

	A:	The Board unanimously recommends that you vote:

▪	FOR the election of each nominee for director;

▪	FOR the approval of the Second Amendment to the Amended and Restated 2010 Equity Compensation Plan;

▪	FOR the ratification of the appointment of Moss Adams LLP as independent public accountants for the fiscal year ending June 30, 2023;

▪	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

▪	FOR the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the close of business on the Record Date, 6,774,590 shares of Common Stock were issued and outstanding, approximately 22.7% of which were owned and entitled to be voted by CORE’s executive officers and directors.

7.	Q:	What vote is required?

A:

Election of directors requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.  All other proposals at the Annual Meeting require the affirmative vote of a majority of the shares present in person or represented by proxy entitled to vote thereon.

8.	Q:	What is a “quorum”?

A:

Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of Common Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.	Q:	What is the effect of an abstention or a broker non-vote?

A:

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not be considered as votes cast “for” or “against” any director candidate and will not affect the outcome of the election of directors. Abstentions are considered present and entitled to vote, and therefore would have the effect of a vote against any matter other than the election of directors where the required vote is the affirmative vote of a plurality of the votes cast at the Annual Meeting. Broker non-votes are not considered entitled to vote on non-routine matters, and therefore would have no effect on any matter other than the election of directors where the required vote is a majority of the shares present in person or represented by proxy and entitled to vote thereon.

10.	Q:	What does it mean if I receive more than one proxy card?

	A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	Can I revoke my proxy?

A:

You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the Annual Meeting and revoke your proxy by voting your shares at the virtual Annual Meeting.

12.	Q:	How will the Company solicit proxies?

A:

Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and executives of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

13.	Q:	How can a stockholder communicate with the Company’s directors?

A:

The Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact any member (or all members) of the Board or the independent directors as a group, any committee of our Board or any chair of any such committee by mail to c/o Corporate Secretary, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098, or by e-mail to info@contangoore.com. Correspondence may be addressed to any individual director by name, to the independent directors as a group or to any chair of any committee either by name or title. Mail will not be opened but will be forwarded to the chairman of the requested committee or, if no committee is designated, to the Chairman of the Audit Committee, or the named independent director.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors until the next annual stockholders meeting or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Your proxy will be voted for the election of the five nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Five directors are to be elected at the Annual Meeting. All nominees are current directors standing for reelection to the Board.  If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.  Each nominee other than Mr. Van Nieuwenhuyse and Mr. Juneau is an independent director.

On June 30, 2022, Joseph G. Greenberg resigned as a member of the Board and the Board elected Curtis J. Freeman to fill such vacancy.

On September 15, 2010, the Company’s Board established a Nominating Committee to recommend nominees for director to the Board and to ensure that such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines. Additionally, the Nominating Committee reviews the qualifications of existing Board members before they are nominated for re-election to the Board. Once nominees are selected, the Board determines which nominees are presented to the Company’s stockholders for final approval.  Each nominee below has been recommended by the Nominating Committee.

The Board will also consider nominees recommended by stockholders. The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting of Stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing from the stockholder and by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s Proxy Statement and to serve if elected. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our Corporate Governance Guidelines and (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder. Minimum qualifications include extensive business experience, a solid understanding of financial statements and a reputation for integrity.

Name	Age	Position	Director Since
Brad Juneau	62	Chairman and Director	2012
Rick Van Nieuwenhuyse	66	President, Chief Executive Officer, and Director	2020
Joseph S. Compofelice	73	Director	2010
Richard A. Shortz	77	Director	2016
Curtis J. Freeman	66	Director	2022

Brad Juneau. Mr. Juneau is co-founder of the Company and has served as a director of the Company since August 2012.  He served as President and Chief Executive Officer of the Company from August 2012 when the Company’s co-founder, Mr. Kenneth R. Peak, received a medical leave of absence, until January 5, 2020 when he was succeeded by Mr. Van Nieuwenhuyse.  Mr. Juneau has served as Chairman of the Board since April 2013, and was appointed as Executive Chairman of the Board effective January 6, 2020. Mr. Juneau served as Executive Chairman until our last Annual Meeting, when his title changed to Chairman.  Mr. Juneau is the sole manager of the general partner of Juneau Exploration, L.P. (“JEX”), a company involved in the exploration and production of oil and natural gas. JEX has entered into a number of agreements and arrangements with the Company, which are described under “Certain Relationships and Related Transactions”. Prior to forming JEX, Mr. Juneau served as senior vice president of exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as staff petroleum engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a production engineer with Enserch Corporation in Oklahoma City. Mr. Juneau previously served as a director of Contango Oil & Gas Company from April 2012 to March 2014.  Mr. Juneau is currently a director of Talos Energy.  Mr. Juneau holds a Bachelor of Science degree in Petroleum Engineering from Louisiana State University.  Mr. Juneau, as the Company’s co-founder, has substantial history and familiarity with the Company, and significant technical knowledge.

Rick Van Nieuwenhuyse.  Mr. Van Nieuwenhuyse was appointed to serve as President, Chief Executive Officer, and director of the Company effective January 6, 2020. He previously served as President and Chief Executive Officer of Trilogy Metals Inc. from January 2012 until December 2019. Between May 1999 and January of 2012, he served as the President and Chief Executive Officer of NOVAGOLD, Inc, a company that he founded. He served as the Vice President of Exploration for Placer Dome from 1990 to 1997.  Mr. Van Nieuwenhuyse holds a Candidature degree in Science from Université de Louvain, Belgium and a Master of Science degree in Geology from the University of Arizona. Mr. Van Nieuwenhuyse currently serves on the board of directors of Alexco Resource Corp. He served on the board of directors of Sandfire Resources America, Inc. (formerly, Tintina Resources Inc.) from 2008 until 2016. Mr. Van Nieuwenhuyse has over forty years of experience in the minerals mining industry and brings significant industry and technical knowledge to the Company.

Joseph S. Compofelice. Mr. Compofelice has been a director of the Company since its inception. Since January 1, 2014, Mr. Compofelice has been an Operating Partner at White Deer Energy, a private equity firm that targets investments in the energy business.  Mr. Compofelice currently serves as Chairman and CEO of Axios Industrial Services, LLC a portfolio company of White Deer.  Mr. Compofelice served as Managing Director of Houston Capital Advisors, a boutique financial advisory, mergers and acquisitions investment service from January 2004 to December 2013. Mr. Compofelice served as Chairman of the Board of Directors of Trico Marine Service, a provider of marine support vessels serving the international natural gas and oil industry, from 2004 to 2010 and as its Chief Executive Officer from 2007 to 2010. Mr. Compofelice was President and Chief Executive Officer of Aquilex Services Corp., a service and equipment provider to the power generation industry, from October 2001 to October 2003. From February 1998 to October 2000, he was Chairman and Chief Executive Officer of CompX International Inc., a provider of components to the office furniture, computer and transportation industries. From March 1994 to May 1998 he was Chief Financial Officer of NL Industries, a chemical producer, Titanium Metals Corporation, a metal producer and Tremont Corp. Mr. Compofelice received his Bachelor of Science from California State University at Los Angeles and his Masters of Business Administration from Pepperdine University.  Mr. Compofelice has extensive leadership and financial experience.

Richard A. Shortz.  Mr. Shortz has been a director of the Company since 2016.  Mr. Shortz is President and Chief Executive Officer of Pavia Capital, LLP, a family office investment company.  Mr. Shortz served as a Partner of Morgan, Lewis & Bockius LLP, an international law firm (“Morgan Lewis”) from 1995 through September 2016 and as a Partner with Jones Day Reavis & Pogue LLP, another international law firm, from 1983 through 1994.  He previously was an executive of Tosco Corporation, an independent oil and gas company, from 1973 through 1983 where he became Senior Vice President, General Counsel and Secretary.  While a Partner at Morgan Lewis, Mr. Shortz served as Chairman of the firm’s Energy Group and a member of its Board.  Mr. Shortz received a Bachelor of Science degree in Accounting from Indiana University in 1967 and a Juris Doctor degree from Harvard Law School in 1970.  Mr. Shortz has extensive experience in corporate finance, mergers and acquisitions and corporate governance, regularly advising both public and private energy companies.

Curtis J. Freeman.  Mr. Freeman is a U.S. Certified Professional Geologist and a licensed geologist in the State of Alaska as well as a member of several professional organizations. Since forming Avalon Development (“Avalon”) in 1985, Mr. Freeman and his crews have conducted mineral exploration throughout Alaska as well as in the Yukon, the western United States, Central America, South America, New Zealand and Africa. He has consulted for numerous major and junior mining companies and he and his team of professionals have been credited with a number of gold, copper, silver, nickel, platinum group, and rare metal discoveries in Alaska and other parts of the world. Mr. Freeman was Project Manager for the Manh Choh Project from its acquisition by the Company’s predecessor in 2008 through 2019. Mr. Freeman and his team were responsible for the discovery of the Manh Choh Project deposits as well as identification of other known mineral prospects in the area. Mr. Freeman is a Founding Director of Canadian TSXV-listed Tectonic Metals Inc., and a Founding Director and President of Valhalla Metals Inc. and Anglo Alaska Gold Corp., both private Alaska-domiciled companies involved in VMS and gold exploration, respectively. Mr. Freeman also serves on the Technical Advisory Boards of Canadian publicly-listed Metallic Minerals, Group Ten Metals and Granite Creek Copper. Mr. Freeman earned his Bachelor's degree in Geology in 1978 from the College of Wooster, Ohio and his Master’s Degrees in Economic Geology in 1980 from University of Alaska – Fairbanks.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to assure that the Company is managed for the long term benefit of its stockholders. The Board and management of the Company are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. The Board has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (“SEC”) and applicable listing standards and rules to maintain its standards of good corporate governance.

The Board has reaffirmed existing policies and initiated actions adopting policies consistent with new rules and listing standards. In particular, we have:

•	Established an Audit Committee consisting solely of independent directors.

•	Adopted a formal Audit Committee Charter in September 2010 (revised December 2020), a copy of which is available on the Company’s website at www.contangoore.com.

•	Empowered the Audit Committee to engage independent auditors.

•	Provided the Audit Committee with access to independent auditors and legal counsel.

•

Adopted a Code of Ethics that satisfies the definition of “code of ethics” under the rules and regulations of the SEC, a copy of which is available on the Company’s website at www.contangoore.com. The Code of Ethics applies to all of the Company’s executives, including its principal executive officer, principal financial officer, and principal accounting officer.  If the Company amends or waives the Code of Ethics with respect to the principal executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at this location on its website.

•	Adopted a formal whistleblower protection policy.

•	Adopted a formal process for stockholders to communicate with the independent directors.

•	Adopted a formal Nominating Committee Charter in September 2010 (revised December 2020), a copy of which is available on the Company’s website at www.contangoore.com.

•	Prohibited personal loans to officers and directors.

•	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding controls and procedures over financial reporting.

•	Adopted a formal Compensation Committee Charter in September 2010 (revised December 2020), a copy of which is available on the Company's website at www.contangoore.com.

Independence.  The Company evaluates the independence of its directors using the NYSE American listing standards.  After reviewing the qualifications of our current directors and nominees, and any relationships they may have with the Company that might affect their independence, the Board has determined that each director and nominee, including Mr. Greenberg prior to his resignation effective June 30, 2022, but other than Mr. Van Nieuwenhuyse and Mr. Juneau, is “independent” as that concept is defined by the listing standards of the NYSE American and the applicable rules of the SEC. Mr. Van Nieuwenhuyse is an executive officers of the Company and, therefore, the Board has concluded that they are not independent directors.

Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission pursuant to Delaware law and our bylaws. Such delegated authority includes the authorization of spending limits and the authority to hire executives and terminate their services. The independent members of the Board and the Compensation Committee retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, and all matters of corporate governance. Members of the Board are kept informed of the Company’s business through discussions with Messrs. Juneau and Van Nieuwenhuyse and with key members of senior management, by reviewing materials provided to them and by participating in Board and committee meetings. Each Board member other than Mr. Van Nieuwenhuyse and Mr. Juneau is independent. Additionally, the Board provides advice and counsel to senior management.

Compensation of Directors. As of June 30, 2022, the independent directors receive cash compensation of $40,000 per quarter. Mr. Brad Juneau, the Chairman of the Board, receives cash compensation of $65,000 per quarter.  During the fiscal year ended June 30, 2022, former board member Mr. Joseph Greenberg, received 10,000 shares of restricted stock that vested on April 30, 2022.  Mr. Greenberg resigned from the board effective June 30, 2022.  Mr. Compofelice and Mr. Shortz each received 15,000 shares of restricted Common Stock that vest in January 2024. Mr. Freeman joined the board on June 30, 2022 and received his first cash payment in July 2022.  There were no other payments for meetings attended or service as chair of a committee.   Compensation of directors is determined by Mr. Van Nieuwenhuyse, Mr. Juneau, and the independent directors. Directors who are also executives of the Company do not receive compensation for serving as a director or as a member of a committee of the Board. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with serving as a member of the Board.

Director Compensation Table. The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2022:

		Stock	Option	All other
	Fees or paid	Awards	Awards	compensation
Name (1)	in cash ($)	($) (2)	($) (3)	($) (4)	Total ($)
Brad Juneau	130,000	161,505	—	—	291,505
Joseph G. Greenberg (resigned effective June 30, 2022)	142,500	402,664	—	—	545,164
Joseph S. Compofelice	142,500	371,748	—	—	514,248
Richard A. Shortz	142,500	371,748	—	—	514,248
Curtis J. Freeman (joined the Board effective June 30, 2022)	—	—	—	—	—

(1)

Rick Van Nieuwenhuyse, the Company's President and Chief Executive Officer, is not included in this table as he was an executive of the Company as of June 30, 2022 and the compensation he received as executive of the Company is shown in the Summary Compensation Table.  Brad Juneau's title changed from Executive Chairman to Chairman effective the date of the 2021 Annual Meeting.  Brad Juneau's compensation in this table reflects the compensation he received during the fiscal year after his title changed to Chairman.  The compensation he received while he served as Executive Chairman is reflected in the Summary Compensation Table.

(2)

The amounts shown represent expense recognized in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2022 (“2022 Consolidated Financial Statements”) related to restricted stock awards granted to non-executive directors, excluding any assumptions for future forfeitures. There were no actual forfeitures of non-executive director restricted stock awards in fiscal year 2022. These restricted stock awards were granted in November 2019, December 2020, and November 2021.   Of the restricted stock granted in November 2019, all of the shares vested in January 2022.  All of the stock awards granted to Mr. Compofelice and Mr. Shortz will vest in January 2023 and January 2024.

(3)	No option awards were granted to non-executive directors during fiscal years 2021 or 2022.

(4)	Other than our 401(k) plan, the Company did not have non-equity incentive plan compensation, have any type of deferred compensation program, or pay any other form of compensation to its directors in fiscal year 2022.

Board Size. We believe smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors are elected annually.

Meetings. Our Board has meetings, as necessary. During the fiscal year ended June 30, 2022, the Board held nine meetings. During the fiscal year ended June 30, 2022, the Board passed resolutions by unanimous written consent on two occasions. All of our Board members attended 100% of all Board and applicable committee meetings and the Company’s 2021 annual meeting. We encourage our Board to attend our annual meeting of stockholders.

Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. The committee structure of the Board includes the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board may form other committees as it determines appropriate. A copy of the charter for each committee is available to any stockholder who requests a copy by delivering written notice to Contango ORE, Inc., 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098. The charter for each committee is also available on our website at www.contangoore.com.

Audit Committee. The Audit Committee was established by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants our quarterly and annual financial statements and the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting and oversees compliance with our Code of Ethics. Members of the Audit Committee are Messrs. Compofelice (Committee Chairman), Freeman, and Shortz.  Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NYSE American and the applicable rules of the SEC. The Audit Committee met formally four times during the fiscal year ended June 30, 2022. The Board has determined that Mr. Compofelice is an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee was created by the Board for the purpose of administering the Contango ORE, Inc. 2010 Equity Compensation Plan and the compensation for the Chief Executive Officer. Additionally, the Compensation Committee determines which executive officers and other executives may receive stock options, stock units, restricted stock awards, stock appreciation rights and other stock based awards and the amounts of such stock based awards. Members of the Compensation Committee are Messrs. Shortz (Committee Chairman), Compofelice, and Freeman.  Each member of the Compensation Committee is an “independent director” as defined in the applicable listing standards of the NYSE American and in the applicable rules of the SEC.  For a description of the Compensation Committee’s processes and procedures, see the section entitled “Compensation Discussion and Analysis” below.  The Compensation Committee met formally three times during the fiscal year ended June 30, 2022.

Nominating Committee. The Nominating Committee was created by the Board for the purpose of overseeing the identification, evaluation and selection of qualified candidates for appointment or election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. While the Company does not have a formal diversity policy, the Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others. Members of the Nominating Committee are Messrs. Shortz (Committee Chairman), Compofelice, and Freeman. Each member of the Nominating Committee is independent as independence for nominating committee members is defined in the applicable listing standards of the NYSE American and the applicable rules of the SEC. The Nominating Committee met formally three times during the fiscal year ended June 30, 2022.

Insider Trading and Policy on Hedging or Pledging of Stock.  Our insider trading policy contains stringent restrictions on transactions in Company stock by executive officers, directors and employees of the Company. All trades by employees and directors are prohibited during a quarterly blackout period based on the timing of the release of the Company’s quarterly or annual financial results, as well as during any special blackout period imposed by the Company in connection with certain Company events. Further, employees of the Company are prohibited from directly or indirectly (1) trading in options, warrants, puts, calls, forward contracts or similar instruments on Company securities; (2) engaging in limit order sales that extend beyond a single trading day (other than through a permitted trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended); or (3) engaging in short sales or “sales against the box” of the Company’s securities, which are legally prohibited for insiders of the Company in all events.

Board Leadership Structure. The Board has the responsibility for selecting the appropriate leadership structure for the Company. Following the appointment of Rick Van Nieuwenhuyse as the President and Chief Executive Officer of the Company, effective January 6, 2020, the Board appointed Mr. Juneau to serve as Executive Chairman of the Board. Mr.  Juneau now serves as Chairman.  The Board believes that the separation of the Chairman and the Chief Executive Officer functions in this structure is appropriate for oversight purposes on behalf of its investors, because it clarifies the individual roles of the Chairman and Chief Executive Officer and enhances accountability. In addition, the Board believes that this structure is appropriate for the Company because Mr. Juneau is a co-founder of the Company and, through JEX, initially acquired the property leased from the Village of Tetlin, which is the primary asset of Peak Gold, LLC (the “Peak Gold JV”), which in turn is the primary asset of the Company.  In addition, Mr. Juneau has unique experience to lead the Board, having served as President and Chief Executive Officer of the Company.

Risk Oversight. We administer our risk oversight function through our Audit Committee and our Compensation Committee as well as through our Board as a whole. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board. Our Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contangoore.com.

Required Vote

The affirmative vote of holders of a plurality of the votes cast at the Annual Meeting is required for the election of each director. The Company believes that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates that your broker will deliver a broker non-vote on this proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FIVE NOMINEES AS A DIRECTOR OF THE COMPANY, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED.

PROPOSAL 2
APPROVAL OF THE SECOND AMENDMENT TO

THE AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN

Background and Description of the Amendment

On September 15, 2010, the Board adopted the Contango ORE, Inc. Equity Compensation Plan (the “2010 Plan”), which was approved by stockholders on December 8, 2011. Under the 2010 Plan, the Board was authorized to issue up to 1,000,000 shares of Common Stock and options to officers, directors, employees or consultants of the Company.  On September 15, 2017, the Board approved the Amended and Restated 2010 Equity Compensation Plan (as so amended, the “Amended Equity Plan”), which was approved by stockholders on November 14, 2017. Among other things, the Amended Equity Plan provided for an additional 500,000 shares of Common Stock available for issuance of equity awards.  On November 13, 2019, the stockholders of the Company approved and adopted the First Amendment (the “First Amendment”) to the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan (as amended, the “Equity Plan”) which increases the number of shares of Common Stock that the Company may issue under the Equity Plan by an additional 500,000 shares.  Under the Equity Plan, the Board  may issue up to 2,000,000 shares of Common Stock and options to officers, directors, employees or consultants of the Company.

As of June 30, 2022, only 427 shares of Common Stock were available for future awards under the Equity Plan.  Under the Equity Plan, 1,999,573 shares of Common Stock and options have been granted as awards.  Of these awards, 1,494,573 were issued in the form of restricted stock, and 505,000 were issued in the form of stock options (100,000 stock options were outstanding as June 30, 2022).  The awards granted under the Equity Plan assist the Company in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and directors.  The Board has determined that the remaining Common Stock authorized for issuance under the Equity Plan is not sufficient to meet the Company's needs for future grants during the coming years, and an increase in authorized Common Stock available for equity awards is necessary to continue granting incentive and reward opportunities to eligible participants.  The Second Amendment to the Equity Plan (the “Second Amendment”) would provide for an additional 600,000 shares of Common Stock available for issuance under the Equity Plan. As such, the Board believes that the Second Amendment would encourage participants to contribute significantly to our growth and align the economic interests of the participants with our stockholders.

Accordingly, stockholder approval is being sought to approve the increase in the maximum number of shares of Common Stock that may be granted as equity-based awards under the Equity Plan.  If the stockholders approve the Second Amendment, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares of Common Stock available for issuance pursuant to the Equity Plan.

Under the Equity Plan, select employees, consultants and non-employee directors have the opportunity to receive grants of equity-based awards.

Second Amendment to the Equity Plan

The total aggregate number of shares of Company Stock that may be issued under the Equity Plan would be 2,600,000 shares following the approval of the Second Amendment, consisting of 2,000,000 shares currently issuable under the Equity Plan plus an additional 600,000 shares.

Text of the Second Amendment

To effect the increase in the total aggregate number of shares of Company Stock that may be issued under the  Equity Plan, it is proposed that Section 5(a) of the Equity Plan be deleted in its entirety and replaced with the following:

“The total aggregate number of shares of Company Stock that may be issued under the Plan is 2,600,000 shares, subject to adjustment as described in subsection (d) below. For the avoidance of doubt, the total aggregate number of shares of Company Stock that may be issued under the Plan includes the 1,000,000 shares initially issuable under the Plan, plus an additional 500,000 shares pursuant to the amendment and restatement of the Plan, plus 500,000 shares pursuant to the First Amendment, plus an additional 600,000 shares pursuant to this Second Amendment.”

Consequences of Failure to Approve the Proposal

The Equity Plan will continue regardless of the outcome of the stockholders vote on the Second Amendment. Further, failure of the stockholders to approve the Second Amendment will not affect the rights of existing award holders under the Equity Plan or under any previously granted awards under the Equity Plan. If for any reason the stockholders do not approve the Second Amendment at the Annual Meeting, the Board will terminate the Second amendment to the Equity Plan and the Second Amendment will be null and void.

The material terms of the Equity Plan and the Second Amendment are summarized below. Copies of the full text of the Equity Plan and the Second Amendment are attached to this Proxy Statement as Exhibit A and Exhibit C, respectively.  A copy of the full text of the First Amendment to the Equity Plan is attached to this Proxy Statement as Exhibit B.  Each summary of the Equity Plan and the Second Amendment is not intended to be a complete description of the Equity Plan and the Second Amendment, respectively, and is qualified in its entirety by the text of the Equity Plan and the Second Amendment, to which reference is made.

Material Features of the Equity Plan

General.  The purpose of the Equity Plan is to assist the Company in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers, and directors. To that end, the Equity Plan provides that grants may be made in any of the following forms:

●	Incentive stock options

●	Nonqualified stock options

●	Stock units

●	Stock awards

●	Stock appreciation rights

●	Other stock-based awards

The Equity Plan currently authorizes up to 2,000,000 shares of Common Stock for issuance, subject to adjustment as described below.  The Second Amendment would allow for issuance of an additional 600,000 shares of Common Stock with respect to awards under the Equity Plan.

If and to the extent options and stock appreciation rights granted under the Equity Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock units, stock awards or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to these grants will become available again for purposes of the Equity Plan. Shares of Common Stock surrendered in payment of the exercise price of an option, and shares withheld or surrendered for payment of taxes, will not be reissued under the Equity Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the Equity Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. Stock units that are designated in the grant agreement to be paid in cash rather than in shares of Common Stock will not count against the aggregate share limitation.

The Equity Plan provides that the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during any calendar year is 100,000 shares, subject to adjustment as described below. All grants under the Equity Plan will be expressed in shares of Common Stock.

Administration. The Equity Plan initially will be administered and interpreted by the Compensation Committee. The Board may appoint any other committee of non-employee directors to administer the Equity Plan. The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Equity Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and any acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Equity Plan.

Eligibility for Participation. All of our employees, consultants, and non-employee directors, are eligible to receive grants under the Equity Plan. We have three part-time employees and three non-employee directors who are eligible to receive grants under the Equity Plan.

Types of Awards.

Stock Options

The Compensation Committee may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Equity Plan may receive a grant of NQSOs. Only our employees and employees of our parents or subsidiaries may receive a grant of ISOs.

The Compensation Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Equity Plan will be equal to or greater than the last sale price of the underlying shares of Common Stock reported on the NYSE American or such other securities exchange on which our Common Stock is listed on the date of grant.

An ISO may not be granted to an employee who holds more than 10% of the total combined voting power of all classes of our outstanding stock or the stock of any parent or subsidiary unless the exercise price per share is not less than 110% of the last reported sale price of the underlying shares of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Compensation Committee will determine the term of each option, which may not exceed ten years from the date of grant. The Compensation Committee will also determine the other terms and conditions of options, including the date or dates they become exercisable. The Compensation Committee may grant options that are subject to achievement of performance goals or other conditions. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

A participant may exercise an option by delivering a notice of exercise to the Company. The participant will pay the exercise price and any withholding taxes for the option: (i) in cash; (ii) if the Compensation Committee permits, by delivering shares of Common Stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price; (iii) if the Compensation Committee permits, by tendering shares of the Company subject to the exercisable option and having a fair market value on the date of exercise equal to the exercise price; (iv) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Compensation Committee may approve.

The Compensation Committee may determine in the Grant Agreement under what circumstances, if any, and during what time periods a participant may exercise an option after termination of employment or service.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Equity Plan. Each stock unit provides the participant with the right to receive a share of Common Stock or an amount based on the value of a share of Common Stock. The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions of the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. The Compensation Committee will determine in the grant agreement under what circumstances a participant may retain stock units after termination of employment or service, and the circumstances under which stock units may be forfeited.

The Compensation Committee may grant dividend equivalents in connection with stock units. Dividend equivalents will be payable in cash or shares of Common Stock and may be paid currently or may be deferred. The terms and conditions of dividend equivalents will be determined by the Compensation Committee.

Restricted Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Equity Plan. The Compensation Committee will determine the number of shares of Common Stock subject to the grant of stock awards and the restrictions and other terms and conditions of the grant. The Compensation Committee will determine in the grant agreement under what circumstances a participant may retain stock awards after termination of employment or service, and the circumstances under which stock awards may be forfeited.

The Compensation Committee will determine whether and under what conditions participants will have the right to vote shares of Common Stock and to receive dividends paid on such shares during the restriction period. The Compensation Committee may determine that dividends, if any, on stock awards shall be withheld while the stock awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the stock awards, or on such other terms as the Compensation Committee determines. Accumulated dividends may be paid in cash, shares of Common Stock or in such other form as dividends, if any, are paid on Common Stock, as determined by the Compensation Committee.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (“SARs”) to anyone eligible to participate in the Equity Plan. SARs may be granted in tandem with, or independently of, any option granted under the Equity Plan. Upon exercise of an SAR, the participant will receive an amount equal to the value of the stock appreciation for the number of SARs exercised. Payment will be made in cash, shares of Common Stock or a combination of the two.

The base amount of each SAR will be determined by the Compensation Committee and will be not less than the last sale price of a share of Common Stock reported on the NYSE American or such other securities exchange on which our Common Stock is listed on the date of grant of the SAR. The Compensation Committee will determine the terms and conditions of SARs, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Compensation Committee will determine under what circumstances and during what time periods a participant may exercise an SAR after termination of employment or service.

Other Stock-Based Awards

The Compensation Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and restricted stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Equity Plan. These grants will be based on or measured by shares of Common Stock, and will be payable in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The terms and conditions for other stock-based awards will be determined by the Compensation Committee.

Qualified Performance-Based Compensation.  The Tax Cuts and Jobs Act, effective as of December 22, 2017, amended Section 162(m) of the Code to repeal the performance-based compensation exception to the $1 million deduction limitation for remuneration paid to certain senior executives of a public company in any year.  Accordingly, the provisions in the Equity Plan regarding qualified performance-based compensation are no longer effective.

Deferrals. The Compensation Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the participant in connection with any grant under the Equity Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

Adjustments. If there is any change in the number or kind of shares of Common Stock by reason of a stock dividend, spinoff, recapitalization, stock split, combination or exchange of shares, merger, reorganization, consolidation, reclassification, change in par value or any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of Common Stock available for grants, the limitations on the number of shares of Common Stock any individual may receive under grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Equity Plan, and the price per share or the applicable market value of the grants will be equitably adjusted by the Compensation Committee, in such manner as the Compensation Committee deems appropriate, to reflect any increase or decrease in the number or kind of issued shares of Common Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions of the Equity Plan applicable to a change of control will apply.

Change of Control. Except as provided in the grant agreement, in the event of a change of control ((as defined in the Equity Plan) all outstanding options and SARs shall be fully exercisable, and restrictions on all outstanding stock awards, stock units and other stock-based awards shall lapse, as of the date of the change of control, provided such acceleration does not result in a violation of section 409A of the Code.  In the event of a change of control, the Compensation Committee may take any one or more of the following actions with respect to all outstanding grants, without the consent of any participant:

●

To the extent that the immediately preceding sentence is negated by the grant agreement, require that all outstanding options and SARs will automatically accelerate and become fully exercisable and the restrictions and conditions on all outstanding stock awards, stock units and other stock-based awards lapse as of the date of the change of control or at other such time as the Compensation Committee determines;

●

Require that participants surrender their options and SARs for cancellation in exchange for payment by the Company, in cash or shares of Common Stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

●	After giving participants the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Board deems appropriate;

●

Determine that participants holding stock units, other stock-based awards or dividend equivalents will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in such amount and form and on such terms as may be determined by the Compensation Committee; or

●	Determine that outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

If the per share fair market value of the Company’s stock does not exceed the per share exercise price or base price of an option or SAR, as applicable, the Company shall not be required to make any payment to such grantee upon surrender of the option or SAR.

For purposes of the Equity Plan, a change of control will be deemed to have occurred if one of the following events occurs:

●

Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of shares of Common Stock representing more than 25% of the voting power of the then outstanding securities of our Company;

●

Consummation of (i) a merger or consolidation of our Company with another corporation where our stockholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes for the surviving corporation’s board of directors, (ii) a sale or other disposition of all or substantially all of the assets of our Company, or (iii) a liquidation or dissolution of our Company; or

●

A majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a two-thirds or greater vote of the directors then still in office who were directors at the beginning of such period.

The Board may provide in a grant agreement that a sale or transaction involving a subsidiary or one of our business units will be considered a change of control for purposes of a grant, or establish other provisions that will be applicable in the event of a specified transaction.

Transferability of Grants. Only the participant may exercise rights under a grant during the participant’s lifetime. A participant may not transfer those rights except by will or the laws of descent and distribution. The Compensation Committee may provide, in a grant agreement, that a participant may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

Participants Outside the United States. If any individual who receives a grant under the Equity Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee determines appropriate to comply with the laws of the applicable country.

No Repricing of Options or SARs. Neither the Board nor the Compensation Committee can amend the Equity Plan or options or SARs previously granted under the Equity Plan to permit a repricing of options or SARs, without prior stockholder approval.

Amendment and Termination of the Equity Plan. The Board may amend or terminate the Equity Plan at any time, subject to stockholder approval of any amendment for which such approval is required under any applicable laws or stock exchange requirements. The Equity Plan will terminate on September 15, 2027, unless the Equity Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.

Hedging. The Equity Plan provides that no equity securities or options for equity securities may be hedged by executives of the Company.

The last reported sale price of our Common Stock on October 3, 2022 was $30.00 per share.

Federal Consequences

The federal income tax consequences of grants under the Equity Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Equity Plan. This discussion is intended for the information of stockholders and not as tax guidance to participants, as the consequences may vary with the types of grants made, the identity of the participants and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the participants’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the participant holds the shares. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant, and the Company will not be entitled to any tax deduction with respect to capital gain income recognized by the participant on the future appreciation, if any, after delivery of the shares.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under Section 83(b) of the Code by filing a Section 83(b) election within thirty (30) days of the date of grant or delivery of the shares.

(ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and the Company will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or other specified officers in excess of $1.0 million in any year. Awards under the Equity Plan will be granted in the amounts and to the individuals as determined by the Compensation Committee in its sole discretion in the ordinary course of business.  Therefore, the awards that will be received by our employees, consultants, and non-employee directors are not determinable at this time.

We have the right to require that participants pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a participant an amount necessary to satisfy these obligations. The Compensation Committee may permit a participant to satisfy our withholding obligation with respect to grants paid in Common Stock by having shares withheld, at the time the grants become taxable, up to the maximum statutory tax rate in the relevant jurisdiction.

Required Vote

The affirmative vote of holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. The Company believes that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates that your broker will deliver a broker non-vote on this proposal. Broker non-votes will not have any effect on the outcome of this proposal.  Abstentions will have the same practical effect as a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND AMENDMENT TO THE AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN.

PROPOSAL 3
RATIFICATION OF THE SELECTION OF OUR AUDITORS

The Audit Committee has appointed Moss Adams LLP (“Moss Adams”), independent public accountants, for the examination of the accounts and audit of our financial statements for the fiscal year ending June 30, 2023. At the Annual Meeting, the Board will present a proposal to the stockholders to approve and ratify the engagement of Moss Adams. The Board expects that representatives of Moss Adams will be present and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions. The Audit Committee will consider the failure to ratify its selection of Moss Adams as independent public accountants as a direction to select other auditors for the fiscal year ending June 30, 2024.

During the Company’s two most recent fiscal years ended June 30, 2022 and 2021, and through the date hereof, there were (i) no disagreements with Moss Adams on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moss Adams would have caused Moss Adams to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years ended June 30, 2022 and 2021, and through the date hereof, neither the Company, nor anyone on its behalf, has consulted Moss Adams with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees

Aggregate fees for professional services rendered to us by Moss Adams, the Company’s independent public accountants, for the fiscal years ended June 30, 2022 and 2021, were:

	Year Ended June 30,
Category of Service	2022	2021
Audit Fees - Moss Adams	$222,500	$183,650
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$222,500	$183,650

The Audit Fees for the years ended June 30, 2022 and 2021 were for professional services rendered in connection with the audit of the Company’s consolidated financial statements for the years ended June 30, 2022 and 2021, issuance of consents, quarterly reviews and assistance with and review of documents filed with the SEC.

There are no other fees for services rendered to us by Moss Adams. Moss Adams did not provide to us any financial information systems design or implementation services during fiscal years ended June 30, 2022 or June 30, 2021.

Audit Committee Pre-Approval Policies and Procedures

All of the 2022 audit services provided by Moss Adams were approved by the Audit Committee.

The Audit Committee has established pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee selects and appoints outside auditors, considers the independence and effectiveness of the outside auditors, approves the fees and other compensation to be paid to the outside auditors and is responsible for oversight of the outside auditors and reviews any revisions to the estimates of audit and non-audit fees initially approved. The Audit Committee’s procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee. The Audit Committee receives the written disclosures required by generally accepted auditing standards. The Audit Committee annually requires the outside auditors to provide the Audit Committee with a written statement delineating all relationships between the outside auditors and the Company. The Audit Committee actively engages in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee recommends that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence. The scope of services and fees are required to be compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

Required Vote

The affirmative vote of holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. The Company believes that brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates that your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes in connection with this proposal.  Abstentions will have the same practical effect as a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement and to express their views on such compensation. We welcome the opportunity to give our stockholders an opportunity to vote on executive compensation at the Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and our philosophy, policies and practices as described in this Proxy Statement. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2023 Annual Meeting of Stockholders.

We recognize that executive compensation is an important matter for our stockholders. Stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Text of the Resolution to be Adopted

As a matter of good corporate governance and in accordance with Section 14A of the Securities Exchange Act of 1934, the Board is asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Contango ORE, Inc. (the “Company”) approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Executive Compensation section, the Summary Compensation Table and the other related tables and disclosure in the Company’s Proxy Statement for the 2022 Annual Meeting of the Stockholders of the Company.”

As an advisory vote, this proposal is not binding on the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote in its ongoing evaluation of the Company’s executive compensation program and when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. The Company believes that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates your broker will deliver a broker non-vote on this proposal. Broker non-votes will not have any effect on the outcome of this proposal. Abstentions will have the same practical effect as a vote against this proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

APPROVAL TO GRANT DISCRETIONARY AUTHORITY

TO CHAIRMAN OF THE ANNUAL MEETING TO ADJOURN THE ANNUAL

MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES

Although it is not expected, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any such adjournment of the Annual Meeting may be made without notice, other than by the announcement made at the Annual Meeting, by approval of the affirmative vote of the holders of a majority of shares entitled to vote on this proposal at the Annual Meeting, present in person or represented by proxy and entitled to vote at the meeting, whether or not a quorum exists. We are soliciting proxies to grant discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional proxies in favor of any of the Proposals 1 through 4. Upon approval of this proposal, the chairperson will have the discretion to decide whether or not to use the authority granted to such person pursuant to this Proposal 5 to adjourn the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Required Vote

The affirmative vote of holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes in connection with this proposal. Abstentions will have the same practical effect as a vote against this proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

THE APPROVAL TO GRANT DISCRETIONARY AUTHORITY

TO CHAIRMAN OF THE ANNUAL MEETING TO ADJOURN THE ANNUAL

MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES.

OTHER INFORMATION

Executive Officers

The following sets forth the names, ages and positions of our executive officers together with certain biographical information as of the date of this filing:

Name	Age	Position
Rick Van Nieuwenhuyse	66	President, Chief Executive Officer, and Director
Leah Gaines	46	Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary

Rick Van Nieuwenhuyse. For biographical information, see “Proposal 1 - Election of Directors - Nominees.”

Leah Gaines. Ms. Gaines was appointed as the Company’s Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary on October 1, 2013. Ms. Gaines has also served as Vice President and Chief Financial Officer of JEX since October 2010. Prior to joining JEX, she served as the Controller for Beryl Oil and Gas, LP and Beryl Resources LP from July 2007 to December 2009. From April 2006 to July 2007, Ms. Gaines held the position of Financial Reporting Manager at SPN Resources, a division of Superior Energy Services. From 2003 to 2006, Ms. Gaines worked as a Senior Financial Reporting Accountant at Hilcorp Energy Company. Ms. Gaines was a Principal Accountant at El Paso Corporation in its Power Asset division from 2001 to 2003. Prior to that, Ms. Gaines worked at Deloitte and Touche, LLP for three years as a Senior Auditor. Ms. Gaines graduated Magna Cum Laude from Angelo State University with a Bachelor of Business Administration in Accounting and is a Certified Public Accountant with over twenty years of experience.

Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier resignation or removal. All executive officers of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named part-time executive officers.

Overview of 2022 fiscal year Performance and Compensation. We are engaged in the exploration in the State of Alaska for gold, silver, and copper in the State of Alaska.  The Company’s largest asset, through its wholly-owned subsidiary, CORE Alaska, LLC (“CORE Alaska”), is a 30.0% membership interest in Peak Gold, LLC (the “Peak Gold JV”), which leases approximately 675,000 acres from the Tetlin Tribal Council and approximately 13,000 acres of State of Alaska mining claims (the “Peak Gold JV Property”) for exploration and development, including in connection with the Peak Gold JV's Manh Choh Project, which the Company previously referred to as the “Peak Gold Joint Venture Project”. The Company’s wholly-owned subsidiary, Contango Minerals Alaska, LLC (“Contango Minerals”), owns a 100% interest in the mineral rights to approximately 214,600 acres of State of Alaska mining claims located north and northwest of the Peak Gold JV Property.

On August 24, 2021, the Company completed the purchase of 100% of the outstanding membership interests (the “Interests”) of Alaska Gold Torrent, LLC, an Alaska limited liability company ("AGT"), from CRH Funding II PTE. LTD, a Singapore private limited corporation ("CRH").  AGT leases the mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims for exploration from Alaska Hard Rock, Inc., which includes three former producing gold mines located on patented claims in the Willow Mining District about 75 miles north of Anchorage, Alaska (the “Lucky Shot Property”).  The Company is currently in the process of executing an exploration and development program at the Lucky Shot Property.

On April 26, 2022, the Company closed on a $20,000,000 unsecured convertible debenture to Queen’s Road Capital Investment, Ltd. ("QRC"). The Company is using the proceeds from the sale of the debenture to fund commitments to the Peak Gold JV, the exploration and development at its Lucky Shot properties, and for general corporate purposes.

Philosophy. The Company is an exploration stage organization without any source of revenue.  As of June 30, 2022, the Company had eleven full-time employees.  Rick Van Nieuwenhuyse, its President and Chief Executive Officer is responsible for the management of the Company.   Brad Juneau currently serves as the Company’s Chairman.  Leah Gaines is the Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary of the Company and is responsible for the financial and accounting affairs of the Company.  The Company also uses the services of independent consultants and contractors to perform various professional services, including land acquisition, legal, environmental and tax services. In addition, the Peak Gold JV utilizes the services of consultants and independent contractors to perform geological, exploration and drilling operation services and independent third-party engineering firms to evaluate any mineral resources identified.

Objectives. We compete with a variety of companies and organizations to hire and retain individual talent. As a result, the primary goal of our compensation program is to help us attract, motivate and retain the best people possible. We implement this philosophy by:

•	encouraging, recognizing and rewarding outstanding performance;

•	recognizing and rewarding individuals for their experience, expertise, level of responsibility, leadership, individual accomplishment and other contributions to us; and

•	recognizing and rewarding individuals for work that helps increase our value.

We use executive compensation to align our executive officers’ goals with our mission, business strategy, values and culture.

Market Compensation Data. The Company has selected a list of peer companies (the “Peer Group”), all of which are very small companies in the mining industry. These companies share relevant business risk and financial factors such as revenue, market capital, net income, and total assets. Companies similar in size but in unrelated industries are not included because the Company typically does not hire executives from such companies, nor would the Company be likely to lose executives to such companies:

•	Orla Mining Ltd.
•	Skeena Resources
•	Pilot Gold Inc.
•	Perpetua Resources Corp.
•	NovaGold, Inc.
•	Minera Alamos Inc.
•	Trilogy Metals, Inc.
•	FreeGold Ventures
•	Bluestone Resources, Inc.
•	Sabina Gold & Silver Corp.

Components of Senior Executive Compensation. Historically, the primary element of annual compensation for executives of the Company had been the granting of equity awards in the form of restricted stock and stock options. Effective January 6, 2020, Rick Van Nieuwenhuyse was appointed to serve as the Company’s President and Chief Executive Officer, with an initial base salary of $350,000 per year. The Company's other executive began receiving cash salaries from the Company in December 2020. Prior to December 2020, Ms. Gaines was compensated via the Master Services Agreement ("MSA") with Juneau Exploration ("JEX").  As of June 30, 2022, Mr. Van Nieuwenhuyse and Ms. Gaines had base salaries of $425,000 and $290,000, respectively.   Compensation for each executive is designed to align the executive’s incentives with the long-term interests of the Company’s stockholders. The Company predominantly grants equity awards to create incentives for future performance. Executives receive equity awards to align their interests with our stockholders’ interests and for working toward the long-term success of the Company.

Equity Awards. The Company has implemented an equity compensation program for its executive officers (and other persons) that provides an incentive for such officers to achieve the Company’s business objectives. The Company’s equity compensation program includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency are based on each executive’s demonstrated level of performance and Company performance over time. All awards are made by the Compensation Committee.  At our 2021 annual meeting of stockholders, we presented stockholders with a vote to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of our proxy statement.  The vast majority of the votes cast on the proposal voted in favor of the proposal. We believe this strongly affirms stockholders’ support of our approach to executive compensation, and we did not make any material changes to our program solely due to the advisory vote received. The Compensation Committee reviews award levels from time to time but at least annually. In making individual awards, the Compensation Committee considers industry practices, the performance of each executive, the performance of the Company, the value of the executive’s previous awards and the Company’s views on executive retention and succession.   On November 12, 2018, the Company granted 15,000 shares of restricted Common Stock to Ms. Gaines which vested in January 2021.  In December 2018, the Company cancelled 21,666 shares of unvested restricted stock held by Ms. Gaines that were set to vest on January 1, 2019.  The Company also granted 27,083 restricted shares of common stock to Ms. Gaines in December 2018.  In November 2019, the Company granted 5,000 shares of restricted stock to Ms. Gaines.  Ms. Gaines's shares vested in January 2022.  In January 2020, Mr. Van Nieuwenhuyse was granted 75,000 restricted shares and 100,000 options.  Mr. Van Nieuwenhuyse's restricted shares and his options vested one-half in January 2021 and one-half in January 2022.  In December 2020, the Company granted 75,000 and 10,000 restricted shares to Mr. Van Nieuwenhuyse and Ms. Gaines, respectively.  The restricted shares will vest in January 2023.  In November 2021, the Company granted 55,000 and 7,500 restricted shares to Mr. Van Nieuwenhuyse and Ms. Gaines, respectively.  The restricted shares will vest in January 2024.

As of the Record Date, the Company had 6,874,590 fully diluted shares.

Equity Award Mechanics. On September 15, 2010, the Board adopted the Contango ORE Inc. 2010 Equity Compensation Plan, which was amended and restated at the 2017 Annual Meeting by the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan (the “Amended Equity Plan”), and amended at the 2019 Annual Meeting by the First Amendment to the Contango ORE, Inc. Amended Equity Plan (as amended, the “Equity Plan”). Awards under the Equity Plan typically fall into two categories: annual awards and new hire and promotion awards. New hire and promotion awards are made on the date of hire or promotion, and annual awards are made annually in connection with the end of the fiscal year. From time to time, the Board may make grants at other times in connection with executive retention.

All stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Stock option awards and restricted stock awards vest upon the passage of time. The Board has not granted, nor does it intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates.

In addition, the Compensation Committee adopted a Short Term Incentive Plan (the “STIP”) effective as of June 10, 2020, for the benefit of Mr. Van Nieuwenhuyse. Pursuant to the terms of the STIP, the Compensation Committee will establish performance goals each year and evaluate the extent to which, if any, Mr. Van Nieuwenhuyse meets such goals. The STIP provides for a payout equal to 25% of Mr. Van Nieuwenhuyse’s annual base salary if the minimum performance target established by the Compensation Committee is met, 100% of his annual base salary if all performance goals are met, and up to 200% of his annual base salary if the maximum performance target is met. Amounts due under the STIP will be payable 50% in cash and 50% in the form of restricted stock granted under the Equity Plan, vesting in two equal annual installments on the first and second anniversaries of the grant date, and subject to the terms of the Equity Plan.  In addition, in the event of a Change of Control (as defined in the Equity Plan) during the term of the STIP, the Compensation Committee, in its sole and absolute discretion, may make a payment to Mr. Van Nieuwenhuyse in an amount up to 200% of his annual base salary, payable in cash, shares of common stock of the Company under the Equity Plan or a combination of both, as determined by the Compensation Committee, not later than 30 days following such Change of Control.  Mr. Van Nieuwenhuyse was granted 23,333 restricted shares on December 11, 2020 under the STIP, which vested on January 1, 2022.  Mr. Van Nieuwenhuyse was granted 15,000 restricted shares on January 15, 2022 under the STIP, which vest on January 1, 2023.

In December 2020, the Compensation Committee approved the adoption by the Company of a 401(k) plan for all employees.  Under the plan, the Company matches 100% of  an employee's contributions up to 10% of gross wages, subject to IRS limitations.

Deferred Compensation and Retirement Plans. Other than our 401(k) plan, the Company does not have a deferred compensation program, pension benefits, or any type of post-retirement healthcare plan.

Perquisites and Other Benefits. The Company does not have any perquisites or employee benefit plans, such as medical, dental, group life and disability insurance.

Employment and Severance Agreements. We have no employment or severance agreement with any executive officer. In February 2019, the Company entered into Retention Agreements with its then Chief Executive Officer, Brad Juneau, its Chief Financial Officer, Leah Gaines, and one other employee providing for payments in an aggregate amount of $1,500,000 upon the occurrence of certain conditions. The Retention Agreements are triggered upon a change of control (as defined in the applicable Retention Agreement), provided that the recipient is employed by, or in the service of, the Company when the change of control occurs. On February 6, 2020, the Company entered into amendments to the Retention Agreements to extend the term of the change of control period from August 6, 2020 until August 6, 2025. Mr. Juneau and Ms. Gaines will receive a payment of $1,000,000 and $250,000, respectively, upon a change of control that takes place prior to August 6, 2025. On June 10, 2020, the Company entered into a Retention Payment Agreement with Rick Van Nieuwenhuyse, the Company’s President and Chief Executive Officer, providing for a payment in an amount of $350,000 upon the occurrence of certain conditions. The Retention Payment Agreement is triggered upon a change of control (as defined in the Retention Payment Agreement) which occurs on or prior to August 6, 2025, provided that Mr. Van Nieuwenhuyse is employed by the Company when the change of control occurs. We believe that the retention of key executives is essential to and in our and our stockholders’ best interests.

Compensation Risk Management. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. As of June 30, 2022, Mr. Van Nieuwenhuyse and Ms. Gaines receive annual salaries of  $425,000 and $290,000, respectively.  Prior to December 2020, Ms. Gaines were compensated under the MSA with JEX.  The Compensation Committee believes that our compensation program appropriately balances risk and the desire to focus executives on specific goals important to the Company’s success, and that it does not encourage unnecessary or excessive risk taking. In addition, the Compensation Committee believes that our compensation program provides an appropriate balance between the goals of increasing the price of our Common Stock and avoiding risks that could threaten our growth and stability.

Other Compensation Arrangements. Mr. Juneau was appointed the President and Chief Executive Officer of the Company in August 2012 and in April 2013, Mr. Juneau was elected Chairman of our Board. He served in this role until January 2020, when he became the Company's Executive Chairman, and Mr. Van Nieuwenhuyse became the President and Chief Executive Officer.  Mr. Juneau served as the Company's Executive Chairman until our last Annual Meeting, when his title changed to Chairman.  Mr. Juneau is the sole manager of the general partner of JEX which has entered into a number of agreements and arrangements with the Company, including the Management Services Agreement. These agreements and arrangements are described under “Certain Relationships and Related Transactions” and have been approved by the Audit Committee of the Company.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information concerning compensation of the principal executive officer (“PEO”), and up to two of the most highly compensated executive officers (other than the PEO) who earned at least $100,000 for the fiscal year ended June 30, 2022 (collectively, the “Named Executive Officers”).

				Restricted
				Stock	Option	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position(s)	Year	($)(1)	($)	($) (3)	($)(3)	($)(2)	($)

Brad Juneau	2022	102,083	75,000	311,637	-	-	488,721
Executive Chairman (title changed to Chairman on November, 11, 2021)	2021	160,417	100,000	703,714	-	-	964,131

Rick Van Nieuwenhuyse	2022	416,667	300,000	1,337,026	192,089	532,707	2,778,489
President and Chief Executive Officer	2021	379,167	350,000	946,564	371,000	236,035	2,282,766

Leah Gaines	2022	283,333	75,000	152,076	-	19,524	529,933
Vice President, Chief Financial Officer, Treasurer and Secretary	2021	157,500	50,000	195,702	-	11,250	414,452

(1)	Mr. Juneau served as Executive Chairman until our last Annual Meeting, when his title changed to Chairman. Mr. Juneau's compensation received during the fiscal year while his title was Executive Chairman is reflected in this table. His compensation received after his title changed to Chairman is reflected in the Director Compensation table. Ms. Gaines' salaries for the year ended June 30, 2021 are the actual amounts paid during the fiscal year. Ms. Gaines began receiving a salary from the Company on December 15, 2020. Prior to that time, Ms. Gaines was compensated under the MSA with JEX.
(2)

Amounts in the Other Compensation column for Mr. Van Nieuwenhuyse for the year ended June 30, 2021 and 2022 relates to the restricted shares issued to him under the STIP and the Company's 401(k) matching contributions.  Amounts in the Other Compensation for Ms. Gaines relates to the Company's 401(k) matching contributions.

(3)

These amounts do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2022 and 2021 Consolidated Financial Statements of the Company that relate to restricted stock and stock option awards, excluding any assumption for future forfeitures. The assumptions used to calculate the expense amounts shown for restricted stock and stock options granted are set forth in Note 12 to the 2022 Consolidated Financial Statements included in our Annual Report.

 The Summary Compensation Table should be read in conjunction with the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives.

Grants of Plan-Based Awards Table

The following table sets forth certain information concerning each grant of an award made to the Named Executive Officers during the fiscal year ended June 30, 2022.

	Restricted Shares of Common Stock
Name	Number Granted	Date Granted	Issue Price
Rick Van Nieuwenhuyse(1)	55,000	November 11, 2021	$21.50
Rick Van Nieuwenhuyse(2)	15,000	January 15, 2022	$25.60
Leah Gaines (1)	7,500	November 11, 2021	$21.50

(1)    The restricted stock vests in January 2024.

(2)   The restricted stock was granted under the STIP and vests in January 2023.

Potential Payments Upon Termination or a Change in Control

In December 2013, the Company amended its Incentive Stock Option Agreements with its executives and non-employee directors to include automatic vesting of stock options upon a Change of Control (as defined in the Equity Plan) of the Company. These terms are intended to encourage the executives and directors to remain with the Company through a strategic transaction while reducing employee uncertainty and distraction in the period leading up to any such event.

In February 2019, the Company entered into Retention Agreements with its then Chief Executive Officer, Brad Juneau, its Chief Financial Officer, Leah Gaines, and one other employee providing for payments in an aggregate amount of $1,500,000 upon the occurrence of certain conditions. The Retention Agreements, as amended, are triggered upon a change of control (as defined in the applicable Retention Agreement) that takes place prior to August 6, 2025, provided that the recipient is employed by, or in the service of, the Company when the change of control occurs.  Mr. Juneau and Ms. Gaines will receive a payment of $1,000,000 and $250,000, respectively, upon a change of control.  On June 10, 2020, the Company entered into a Retention Payment Agreement with Rick Van Nieuwenhuyse, the Company’s President and Chief Executive Officer, providing for a payment in an amount of $350,000 upon the occurrence of certain conditions. The Retention Payment Agreement is triggered upon a change of control (as defined in the Retention Payment Agreement) which occurs on or prior to August 6, 2025, provided that Mr. Van Nieuwenhuyse is employed by the Company when the change of control occurs.

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted a Short Term Incentive Plan (the “STIP”) effective as of June 10, 2020, for the benefit of Mr. Van Nieuwenhuyse. Pursuant to the terms of the STIP, the Compensation Committee will establish performance goals each year and evaluate the extent to which, if any, Mr. Van Nieuwenhuyse meets such goals. The STIP provides for a payout equal to 25% of Mr. Van Nieuwenhuyse’s annual base salary if the minimum performance target established by the Compensation Committee is met, 100% of his annual base salary if all performance goals are met, and up to 200% of his annual base salary if the maximum performance target is met. Amounts due under the STIP will be payable 50% in cash and 50% in the form of restricted stock granted under the Equity Plan, vesting in two equal annual installments on the first and second anniversaries of the grant date, and subject to the terms of the Equity Plan.  In addition, in the event of a Change of Control (as defined in the Equity Plan) during the term of the STIP, the Compensation Committee, in its sole and absolute discretion, may make a payment to Mr. Van Nieuwenhuyse in an amount up to 200% of his annual base salary, payable in cash, shares of common stock of the Company under the Equity Plan or a combination of both, as determined by the Compensation Committee, not later than 30 days following such Change of Control.

Outstanding Equity Awards at Fiscal Year-End Table

The following tables set forth certain information concerning outstanding equity awards for each Named Executive Officer as of June 30, 2022:

	Restricted Shares of Common Stock

			Equity incentive plan awards:	Equity incentive plan awards:
Name	Stock Awards Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Number of unearned shares, units or other rights that have not vested (#)(3)	Market or payout value of unearned shares, units or other rights that have not vested ($)(2)

Rick Van Nieuwenhuyse	130,000	3,120,000	15,000	360,000

Leah Gaines	17,500	420,000	—	—

(1)	The restricted stock vests in January 2023 and 2024.

(2)

The values contained in this column were calculated by multiplying the number of shares by $24.00, which was the closing price of the Company’s common stock on the last trading day of the fiscal year ended June 30, 2022.

(3)	The restricted stock vests in January 2023.

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date

Rick Van Nieuwenhuyse	100,000	—	14.50	January 2025

Leah Gaines	—	—	—	—

Option Exercises and Stock Vested

The following table sets forth certain information concerning vesting of restricted stock for each Named Executive Officer during the fiscal year ended June 30, 2022:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Rick Van Nieuwenhuyse(3)	60,833	1,553,575

Leah Gaines(2)	5,000	128,000

(1)	The value realized on vesting is the closing market price of the Common Stock on the date of vesting, multiplied by the number of shares vested.

(2)	The restricted stock vested on January 1, 2022 with a closing market price of $25.60.

(3)	23,333 shares of restricted stock vested on January 1, 2022 with a closing market price of $25.60, and 37,500 shares of restricted stock vested on January 6, 2022 with a closing price of $25.50

Equity Compensation Plans and Other Compensation Arrangements

The following table sets forth certain information as of June 30, 2022 concerning our Common Stock that may be issued upon the exercise of stock options and warrants.

Plan Category (a)	Number of Securities to be issued upon exercise of outstanding options (b)	Weighted-average exercise price of outstanding options (c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (b)) (d)

2010 Equity Compensation Plan – approved by security holders	100,000	$14.50	427

Equity compensation plans not approved by security holders	—	—	—

Under the Equity Plan, the Compensation Committee can grant stock options, restricted stock awards stock appreciation rights or other stock-based awards to executives, consultants or non-executive directors of the Company. Pursuant to the terms of the Equity Plan, 2,000,000 shares of unissued Common Stock are authorized and reserved for issue under nonqualified stock options, incentive stock options and restricted stock grants, which amount would increase to 2,600,000 if Proposal 2 is approved.

Options may be granted to executives, consultants and non-executives directors. Incentive stock options may be granted only to executives of the Company or its subsidiaries. Non-qualified stock options may be granted to executives, consultants or non-executive directors. The Compensation Committee shall determine the term of options granted to participants under the Equity Plan but, in any event, all options must be exercised no later than ten years from the issue date. All options may only be exercised while a participant is employed as an employee or providing services as a consultant or non-employee director. Restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Compensation Committee and specified in the award agreement granting the restricted stock.

In making the decision to make additional grants and/or awards, the Compensation Committee would consider factors such as the size of previous grants/awards and the number of stock options and shares of stock already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants/awards would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.

The Independent Directors of the Board,

Joseph S. Compofelice
Richard A. Shortz
Curtis J. Freeman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our Common Stock as of our Record Date by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock, (ii) each of our non-executive nominee directors, (iii) our executive officers, and (iv) our executive officers and nominee directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of the Company's Record Date:

		Amount of Beneficial	Percent of
Title of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	Class

Common Stock	Kenneth R. Peak Marital Trust(3)	788,102	11.6%
Common Stock	Scott J. Reiman, Hexagon, and Labyrinth Enterprises(4)	737,756	10.9%
Common Stock	Brad Juneau(5)	608,326	9.0%
Common Stock	Rick Van Nieuwenhuyse	499,221	7.3%
Common Stock	Alaska Future Fund LP(6)	476,190	7.0%
Common Stock	Henry Gordon, Kelclay, and Strata Resources Inc.(7)	458,626	6.8%

Directors and Executive Officers

		Amount of Beneficial	Percent of
Title of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	Class

Directors Who Are Not Executives
Common Stock	Brad Juneau(5)	608,326	9.0%
Common Stock	Joseph S. Compofelice	164,276	2.4%
Common Stock	Curtis J. Freeman	118,576	1.8%
Common Stock	Richard A. Shortz	110,250	1.6%

Executive Officers
Common Stock	Rick Van Nieuwenhuyse	499,221	7.3%
Common Stock	Leah Gaines	62,735	0.9%

Directors and Officers Combined
Common Stock	All current directors and executive officers	1,563,384	22.7%
	as a group (6 persons)

(1)	Unless otherwise noted, the address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 30, 2022 are deemed outstanding. Applicable percentages are based on 6,774,590 shares outstanding on September 30, 2022, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Based upon information contained on Schedule 13D filed with the SEC on May 11, 2017, the Kenneth R. Peak Marital Trust has sole voting and dispositive power over 788,102 shares of Common Stock. The address of the Kenneth R. Peak Marital Trust is 3833 Dunlavy St. Apt. 445 Houston, TX 77006.

(4)

Based upon information contained in Amendment No. 1 on Schedule 13D/A, filed with the SEC on December 15, 2017, and the Company's records, (i) Hexagon LLC has shared voting and dispositive power over 605,406 shares of Common Stock, (ii) Labyrinth Enterprises, LLC has shared voting and dispositive power over 132,350 shares of Common Stock and (iii) Scott J. Reiman has sole voting and dispositive power over 737,756 shares of Common Stock. The address of Hexagon LLC and, Labyrinth Enterprises, LLC and Mr. Reiman is 1550 Market Street, Suite 450 Denver, Colorado 80202.

(5)	Includes shares owned by Juneau Exploration, J5D Enterprises, and AuCuAg Holdings, LLC, which are controlled by Brad Juneau.

(6)	Alaska Future Fund's address is 300 South Tyron Suite 2500 Charlotte, NC 28202

(7)	Henry Gordon's address is 288 Clayton St. Denver, Colorado 80206.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the fiscal year ended June 30, 2022, except for the Form 4 filed by Rick Van Nieuwenhuyse on May 27, 2022 reported one late transaction.  The filing was made promptly after the issue was discovered.

Certain Relationships and Related Transactions

Private Placements

On September 23, 2020, the Company completed the issuance and sale of an aggregate of 247,172 shares of Common Stock, in a private placement to certain purchasers who are accredited investors. The shares of Common Stock were sold at a price of $13.25 per share, resulting in gross proceeds to the Company of approximately $3.3 million and net proceeds to the Company of approximately $3.2 million.  The Company’s President and Chief Executive Officer, Rick Van Nieuwenhuyse, purchased 75,472 of shares of Common Stock for total consideration of $1.0 million, on the same terms and conditions as all other purchasers.

The Company entered into Stock Purchase Agreements dated as of June 14, and June 17, 2021 for the sale of an aggregate of 523,809 shares of Common Stock at a purchase price of $21.00 per share of Common Stock, in a private placement (the “2021 Private Placement”) to certain accredited investors.   The 2021 Private Placement closed on June 17 and 18, 2021. The 2021 Private Placement resulted in approximately $11.0 million of gross proceeds and approximately $10.9 million of net proceeds to the Company.  Rick Van Nieuwenhuyse, the Company’s President and Chief Executive Officer, purchased 47,619 shares of Common Stock, for a purchase price of approximately $1.0 million, in the 2021 Private Placement pursuant to a Purchase Agreement dated June 17, 2021, on the same terms and conditions as all other purchasers, except that Mr. Nieuwenhuyse did not receive any registration rights.

Royalty Agreements

On September 30, 2020, in a series of related transactions, Kinross, through its wholly owned subsidiary, acquired all of the interest in the Peak Gold JV held by Royal Gold, Inc. (“Royal Gold”) and an additional 30% of the membership interest in the Peak Gold JV held by the Company.  The Company, through its wholly owned subsidiary, currently holds a 30% interest in the Peak Gold JV, with Kinross holding a 70% interest in the Peak Gold JV and serving as the manager and operator of the Peak Gold JV.  Prior to and in connection with the transactions, on September 29, 2020, Contango Minerals, LLC, a wholly owned subsidiary of the Company (“Contango Minerals”), entered into an Omnibus Second Amendment and Restatement of Royalty Deeds (the “Contango Minerals Royalty Agreement”) with Royal Gold. Under the terms of the Contango Minerals Royalty Agreement, in addition to certain existing 2% royalties (the “2% Royalties”) and 3% royalties in favor of Royal Gold on the Alaska State mining claims, Contango Minerals granted an additional 1% net smelter returns royalty on those Alaska State mining claims that were already subject to the 2% Royalties, increasing the royalty rate on those Alaska State mining claims to 3%. These Alaska state mining claims were transferred to Contango Minerals as part of the transactions with Kinross, but Royal Gold retained the 3% royalty. As a result of the Contango Minerals Royalty Agreement, Contango Minerals will be obligated to pay Royal Gold a 3% net smelter returns royalty on all properties subject to the Contango Minerals Royalty Agreement, subject to the terms and conditions of the Contango Minerals Royalty Agreement.

In addition, on September 29, 2020 the Peak Gold JV entered into an Omnibus Second Amendment and Restatement of Royalty Deeds and Grant of Additional Royalty (the “JV Royalty Agreement”) with Royal Gold. Pursuant to the JV Royalty Agreement, in addition to Royal Gold’s existing  3% net smelter returns royalty interest over property defined as the “Tetlin Lease”, the Peak Gold JV (i) granted to Royal Gold a 28% net smelter returns royalty interest on all silver produced from a defined area within the Tetlin Lease and (ii) transferred to Royal Gold the additional 1% net smelter returns royalty that it had retained on the Alaska State mining properties which were transferred to Contango Minerals, all subject to the terms of the JV Royalty Agreement.

The Company will be required to fund any royalty payments the Peak Gold JV is obligated to make to Royal Gold under the JV Royalty Agreement in proportion to its membership interests in the Peak Gold JV. The Company’s proportionate share of the additional royalty granted to Royal Gold pursuant to the JV Royalty Agreement has been partially offset by a cash payment of $1.2 million to the Company, designated as a prepayment by Kinross of the Company’s estimated proportionate share of the additional silver royalty, in proportion to Company’s membership interest in the Peak Gold JV after the consummation of the transactions described above.

Immediately prior to the consummation of the transactions, Royal Gold held 809,744 shares of Common Stock, representing approximately 11.9% of the issued and outstanding shares of Common Stock immediately prior to the transactions. On September 30, 2020, Royal Gold filed with the SEC an Amendment no. 5 to its statement on Schedule 13D, reporting ownership of 0 shares of Common Stock.

Amended and Restated Management Services Agreement

On December 11, 2020, the Company entered into a Second Amended and Restated Management Services Agreement (the “MSA”) with JEX, which amends and restates the Amended and Restated Management Services Agreement between the Company and JEX dated as of November 20, 2019. Pursuant to the MSA, JEX will continue, subject to direction of the Board, to provide certain facilities, equipment and services used in the conduct of the business and affairs of the Company and management of its membership interest in the Peak Gold JV.  Pursuant to the MSA, JEX will provide to the Company office space and office equipment, and certain related services. The MSA will be effective for one year beginning December 1, 2020 and will renew automatically on a monthly basis as of December 1, 2021 unless terminated upon ninety days’ prior notice by either the Company or JEX. Pursuant to the MSA, the Company will pay to JEX a monthly fee of $10,000, which includes an allocation of approximately $6,900 for office space and equipment.   JEX will also be reimbursed for its reasonable and necessary costs and expenses of third parties incurred for the Company.

Related Person Transaction Policies and Procedures

The Company has instituted written policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our Code of Ethics requires that the Audit Committee review and approve any related person transaction before it is consummated. The Audit Committee of the Company has reviewed and approved all agreements and arrangements described above in “Certain Relationships and Related Transactions.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of the Board, which met four times during the fiscal year ended June 30, 2022. The Audit Committee consists of three members, Joseph S. Compofelice (Chairman), Curtis J. Freeman, and Richard A. Shortz each of which is independent as defined in the listing standards of the NYSE American. The Board has designated Mr. Compofelice as the “audit committee financial expert” as defined by SEC rules. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of the Company’s outside auditors.

In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended.

The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheet as of June 30, 2022 and consolidated statements of income, cash flows and stockholders’ equity for the year ended June 30, 2022 with the Company’s management. The Audit Committee has discussed with Moss Adams LLP, the Company’s independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has also received and reviewed the written disclosures and the letter from Moss Adams LLP required by the applicable requirements of the PCAOB regarding Moss Adams LLP’s communications with the Audit Committee concerning independence and has discussed with Moss Adams LLP its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Joseph S. Compofelice, Chairman
Curtis J. Freeman
Richard A. Shortz

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING OF STOCKHOLDERS IN 2023

Proposals of stockholders, including candidates proposed by nomination, intended to be presented at next year’s annual meeting of stockholders must be received by Leah Gaines at Contango ORE, Inc.’s principal office located at 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098 no later than June 10, 2023. If the date of the annual meeting for 2023 is moved by more than 30 days from the first anniversary of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the Proxy Statement for the 2023 annual meeting.

ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING

The Company advises stockholders that, until further notice, notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement) shall be submitted no earlier than  August 11, 2023 and no later than  September 11, 2023, after which time such proposal will be considered untimely under the SEC’s proxy rules.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future a stockholder may submit a written request to Leah Gaines, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098, telephone number (713) 877-1311.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Contango ORE, Inc., who files electronically with the SEC. The address of that site is www.sec.gov.

 Investors may also consult our website for more information about us. Our website is www.contangoore.com. Information included on this website is not incorporated by reference into this proxy statement.

 The SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement.

 This proxy statement incorporates by reference the Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on August 31, 2022. This documents contain important information about us, our financial condition and other matters.

 In addition, we incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of our meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.

By order of the Board of Directors,

/s/ Brad Juneau
Brad Juneau
Chairman and Director

EXHIBIT A

CONTANGO ORE, INC.

2010 EQUITY COMPENSATION PLAN

(Amended and Restated as of September 15, 2017)

1.	Purpose

The purpose of the Contango ORE, Inc. 2010 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Contango ORE, Inc. (the “Company”) and its subsidiaries, (ii) non-employee members of the board of directors of the Company, and (iii) consultants who perform services for the Company and its subsidiaries with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.  The Plan, as amended and restated, shall be effective upon approval by the stockholders of the Company.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Affiliate” means, with respect to a person, any entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such person. For this purpose, “control” means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

(b) “Board” means the Company’s Board of Directors.

(c) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors;

(ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(iii) Directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(f) “Company” means Contango ORE, Inc. and any successor corporation.

(g) “Company Stock” means the common stock of the Company.

(h) “Consultant” means an advisor or consultant who performs services for the Employer.

(i) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(j) “Effective Date” of the Plan means the date this amendment and restatement of the Plan is approved by the stockholders of the Company.

(k) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(l) “Employer” means the Company and its subsidiaries.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(o) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or other applicable valuation rules under the Code or applicable law.

(p) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(q) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(s) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(t) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(u) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(v) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 10.

(w) “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.

(x) “Plan” means this Contango ORE, Inc. 2010 Equity Compensation Plan, as amended and restated and as in effect from time to time.

(y) “SAR” means a stock appreciation right as described in Section 10.

(z) “Stock Award” means an award of Company Stock as described in Section 9.

(aa) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.	Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Plan is 1,5000,000 shares, subject to adjustment as described in subsection (d) below.  For the avoidance of doubt, the total aggregate number of shares of Company Stock that may be issued under the Plan includes the 1,000,000 shares initially issuable under the Plan plus an additional 500,000 shares.

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units or Other Stock-Based Awards is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 100,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 15 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, Consultants, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees, Consultants, and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a) General Requirements. The Committee may grant Options to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Consultants or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, to the extent an Option becomes exercisable while the Participant is employed as an Employee or providing service as a Consultant or Non-Employee Director, the Option shall remain exercisable to such extent for the remainder of the term of the Option. The Committee may determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) if permitted by the Committee, by tendering shares of Company Stock subject to the exercisable Option and having a Fair Market Value on the date of exercise equal to the Exercise Price, (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (v) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.	Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9.	Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 14(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10.	Stock Appreciation Rights and Other Stock-Based Awards

(a) SARs. The Committee may grant SARs to an Employee, Consultant or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

(i) General Requirements. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii) Exercisability. An SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(vi) Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(b) Other Stock-Based Awards. The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees, Consultants and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11.	Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 11 shall apply.

(b) Performance Goals. When Grants are made under this Section 11, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria either in absolute terms or in comparison to publicly available industry standards or indices: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, increase in gold or rare earth mineral reserves, EBITDAX (earnings before interest, taxes, depreciation, amortization, geological and geophysical expenses, finding and development costs, tax-effected finding and development costs, impairments, dry hole expenses, and lease expiration and relinquishment expenses), return on assets, stockholder return, return on equity, return on capital employed, relative performance to a comparison group designated by the Committee and increase in gold or rare earth mineral reserves per share. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 11 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

12.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

13.	Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to the maximum statutory tax rate in the relevant jurisdiction.

14.	Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

15.	Consequences of a Change of Control

(a) Change of Control. Except as provided in the Grant Agreement, in the event of a Change of Control, all outstanding Options and SARs shall be fully exercisable, and restrictions on all outstanding Stock Awards, Stock Units and Other Stock-Based Awards shall lapse, as of the date of the Change of Control, provided such acceleration does not result in a violation of section 409A of the Code. In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to all outstanding Grants, without the consent of any Participant: (i) to the extent that the immediately preceding sentence is negated by the Grant Agreement, the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards, Stock Units and Other Stock-Based Awards shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs for cancellation in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Without limiting the foregoing, if the per share Fair Market Value of the Company Stock does not exceed the per share Exercise Price or base price of an Option or SAR, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(b) Other Transactions. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

16.	Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

17.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 18(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given to that term in the rules of the principal stock exchange on which the Company’s shares are listed, or in the absence of such an exchange, the New York Stock Exchange, and shall not include adjustments pursuant to Section 5(d) of the Plan.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 11 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if additional Grants are to be made under Section 11 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on September 15, 2027, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

18.	Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(b) Compliance with Law. The Plan, the exercise of Options or SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Section 409A. This Plan and Grants under the Plan are intended to comply with section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made upon an event and in a manner permitted by section 409A, to the extent applicable. Notwithstanding anything in a Grant Agreement to the contrary, if required by section 409A, if a Participant is considered a “specified employee” for purposes of section 409A and if payment of any amounts under the Grant Agreement is required to be delayed for a period of six months after separation from service pursuant to section 409A, payment of such amounts shall be delayed as required by section 409A, and the accumulated amounts shall be paid in a lump sum payment within ten days after the end of the six-month period (or within 60 days after the death of the Participant, if the Participant dies during the postponement period). Under a Grant that is subject to section 409A, all payments to be made upon a termination of employment may only be made upon a “separation from service” under section 409A and, unless the Grant Agreement provides otherwise, the right to a series of installment payments shall be treated as a right to a series of separate payments. In no event may a Participant, directly or indirectly, designate the calendar year of a payment other than in accordance with section 409A.

(d) Prohibition on Hedging; Application of Company Clawback Policy.

(i) No Hedging. Except to the extent that the Board provides otherwise in an applicable written policy as may be effect from time to time, no Employee, Non-Employee Director or Consultant, or any of their designees, may engage in any transaction that is designed to hedge or offset any decrease in the market value of the Company’s equity securities with respect to any Company Stock issued under the Plan or any Company Stock subject to a Grant under the Plan.

(ii) Clawback Policy. All Grants under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board, as such policy may be in effect from time to time.

(e) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(f) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) Rights of Participants. Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(h) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(j) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

EXHIBIT B

FIRST AMENDMENT TO THE

CONTANGO ORE, INC. AMENDED AND RESTATED

    2010 EQUITY COMPENSATION PLAN

This First Amendment (the “Amendment”) to the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan, as adopted September 15, 2017, is made by Contango ORE, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

Witnesseth:

WHEREAS, on September 15, 2010, the Board (the “Board”) of Directors of the Company adopted the Contango ORE, Inc. Equity Compensation Plan, which was approved by stockholders on December 8, 2011;

WHEREAS, on September 15, 2017, the Board approved the Amended and Restated 2010 Equity Compensation Plan, which was approved by stockholders on November 14, 2017, to, among other things, (i) increase the number of shares of Company Stock that the Company may issue under the plan by 500,000 shares; (ii) extend the term of the Plan until September 15, 2027; and (iii) allow the Company to withhold shares of Company Stock to satisfy the Company’s tax withholding obligations with respect to grants paid in Company Stock;

WHEREAS, Section 17(a) of the Plan provides that the Board may amend the Plan at any time, provided that the Board shall obtain stockholder approval of any Plan amendment if required in order to comply with applicable laws;

WHEREAS, the Board now desires to amend the Plan to increase the number of shares of Company Stock available for Grants under the Plan by 500,000 shares, subject to approval by the stockholders of the Company; and

WHEREAS, the Board has determined that the Amendment shall be made effective upon its approval by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, the Plan shall be amended, subject to approval by the stockholders of the Company, as set forth below:

Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:

The total aggregate number of shares of Company Stock that may be issued under the Plan is 2,000,000 shares, subject to adjustment as described in subsection (d) below. For the avoidance of doubt, the total aggregate number of shares of Company Stock that may be issued under the Plan includes the 1,000,000 shares initially issuable under the Plan, plus an additional 500,000 shares pursuant to the amendment and restatement of the Plan, plus an additional 500,000 shares.

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.

EXHIBIT C

SECOND AMENDMENT TO THE

CONTANGO ORE, INC. AMENDED AND RESTATED

    2010 EQUITY COMPENSATION PLAN

This Second Amendment (the “Second Amendment”) to the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan, as adopted September 15, 2017, is made by Contango ORE, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

Witnesseth:

WHEREAS, on September 15, 2010, the Board (the “Board”) of Directors of the Company adopted the Contango ORE, Inc. Equity Compensation Plan, which was approved by stockholders on December 8, 2011;

WHEREAS, on September 15, 2017, the Board approved the Amended and Restated 2010 Equity Compensation Plan, which was approved by stockholders on November 14, 2017, to, among other things, (i) increase the number of shares of Company Stock that the Company may issue under the plan by 500,000 shares; (ii) extend the term of the Plan until September 15, 2027; and (iii) allow the Company to withhold shares of Company Stock to satisfy the Company’s tax withholding obligations with respect to grants paid in Company Stock;

WHEREAS, on November 13 2019, the stockholders approved the First Amendment to the Amended and Restated 2010 Equity Compensation Plan to increase the number of shares of Company Stock that the Company may issue under the plan by an additional 500,000 shares;

WHEREAS, Section 17(a) of the Plan provides that the Board may amend the Plan at any time, provided that the Board shall obtain stockholder approval of any Plan amendment if required in order to comply with applicable laws;

WHEREAS, the Board now desires to amend the Plan to increase the number of shares of Company Stock available for Grants under the Plan by an additional 600,000 shares, subject to approval by the stockholders of the Company; and

WHEREAS, the Board has determined that the Second Amendment shall be made effective upon its approval by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, the Plan shall be amended, subject to approval by the stockholders of the Company, as set forth below:

Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:

The total aggregate number of shares of Company Stock that may be issued under the Plan is 2,600,000 shares, subject to adjustment as described in subsection (d) below. For the avoidance of doubt, the total aggregate number of shares of Company Stock that may be issued under the Plan includes the 1,000,000 shares initially issuable under the Plan, plus an additional 500,000 shares pursuant to the amendment and restatement of the Plan, plus an additional 500,000 shares pursuant to the First Amendment to the Plan, plus an additional 600,000 shares.

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.

CONTANGO ORE
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card. Votes submitted electronically can be submitted through the end of voting announced at the Virtual Meeting.

Online
Go to **www.investorvote.com/CTGO** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2022 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 6.

1. Election of Directors:

	For	Against	Abstain
01 - Brad Juneau	☐	☐	☐
02 - Rick Van Nieuwenhuyse	☐	☐	☐
03 - Joseph S. Compofelice	☐	☐	☐
04 - Richard A. Shortz	☐	☐	☐
05 - Curtis J. Freeman	☐	☐	☐

	For	Against	Abstain
2. The approval of the Second Amendment to the Amended and Restated 2010 Equity Compensation Plan.	☐	☐	☐
3. The ratification of the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2023.	☐	☐	☐
4. The approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐
5. The approval of the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4.	☐	☐	☐
6. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting of any adjournment of the meeting.	☐	☐	☐

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B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 5 5 2 6 1 4

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03PBZA

The 2022 Annual Meeting of Shareholders of Contango ORE, Inc. will be held on November 10, 2022 at 11:00 AM CT, virtually via the internet at https://meetnow.global.MCCZ67C.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.contangoore.com

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CTGO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Contango ORE, Inc.

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – to shareholders as of Record Date, September 30, 2022

Rick Van Nieuwenhuyse and Brad Juneau, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Contango ORE, Inc. to be held on November 10, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2-6.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

CONTANGO ORE
GOLD SILVER COPPER

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 6.

1. Election of Directors:

	For	Against	Abstain
01 - Brad Juneau	☐	☐	☐
02 - Rick Van Nieuwenhuyse	☐	☐	☐
03 - Joseph S. Compofelice	☐	☐	☐
04 - Richard A. Shortz	☐	☐	☐
05 - Curtis J. Freeman	☐	☐	☐

	For	Against	Abstain
2. The approval of the Second Amendment to the Amended and Restated 2010 Equity Compensation Plan.	☐	☐	☐
3. The ratification of the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2023.	☐	☐	☐
4. The approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐
5. The approval of the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4.	☐	☐	☐
6. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting of any adjournment of the meeting.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X 5 5 2 6 1 4

03PC0A

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Contango ORE, Inc.

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — to shareholders as of Record Date, September 30, 2022

Rick Van Nieuwenhuyse and Brad Juneau, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Contango ORE, Inc. to be held on November 10, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2-6.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)